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Exhibit 99

Quarterly Shareholder Brochure of CNB Corporation

January 29, 2008

Dear Shareholders:

The following provides you a summary for the year ended December 31, 2007.

The Corporation's net income for 2007 was $3,088,000 or $2.51 basic earnings per share, compared to $3,323,000 or $2.68 basic earnings per share in 2006. Last year's net income figure included a one-time income event of $340,000 as a result of the sale of real estate to Walgreens as previously reported. Taking this one-time event out of the calculations, our income for 2007 increased by $105,000 over 2006.

Deposits at the end of 2007 increased 1.65% to $225.0 million, compared with $221.4 million the same time last year. Net loans as of December 31, 2007 increased 4.36% to $173.0 million compared to $165.7 million on December 31, 2006. Assets of the Corporation on December 31, 2007 increased 1.31% to $255.2 million from $251.9 million last year at the same time.

Despite the ongoing challenges presented by Michigan's economy the financial results for the year ended December 31, 2007 were favorable and continue to be strong with income at or above many other Michigan banks. This is due in part to our strong loan portfolio as well as the fact the bank made a decision early-on not to participate in non-traditional (sub-prime) mortgage products. Based on our performance in 2007, the Board of Directors at its December 27 meeting declared a $0.42 per share dividend plus a special dividend of $0.60 per share payable on January 10, 2008 to shareholders of record on December 27.

The Corporation's $1,000,000 redemption program, which began June 14 and ended on December 10, 2007, resulted in the repurchase of 24,934 shares at a cost of $999,990.00. The redemption program along with the active promotion of market makers continues to decrease the number of shares available for sale.

I am also pleased to announce that the Office of the Comptroller of the Currency, following an examination of the bank's performance in relation to the Community Reinvestment Act, awarded the bank its highest rating of "outstanding". This rating is based on the bank's record of meeting the credit needs of its entire communities, including low and moderate income neighborhoods and reflects that the bank has an excellent record of providing for, participating in and donating services and investments to the communities in which it has a presence. We are very proud of this accomplishment because it recognizes the bank's longstanding mission as an independent community bank of offering quality finanacial services which meet the needs of the customers and communities we serve and to foster economic vitality and civic well-being in our communities.

Jim Conboy's retirement as President and CEO was official December 31st and we are pleased Jim will continue his involvement in the bank as senior advisor to management and he will remain on both the Citizens National Bank and CNB Corporation boards. In addition to Jim's retirement, other personnel changes included the promotions of Victoria J. Hand to Vice President and Cashier and Nancy K. Lindsay to Assistant Vice President of Marketing. Matthew J. Kavanaugh and Cyril S. Drier were added to our staff as Assistant Vice Presidents.

Lastly, I am extremely honored to be given the opportunity to lead such an outstanding organization. I look forward to seeing you on May 20th at our annual meeting.

Sincerely,
Susan A. Eno
President & CEO

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                           Consolidated Balance Sheets
                                   (UNAUDITED)

                            in thousands of dollars

                                                                December 31, 2006
                                                                2007          2006
ASSETS
Cash and due from banks                                       $   8,844    $   8,444
Interest-bearing deposits with other financial institutions           0            0
Federal funds sold                                                8,428        6,368
                                                              ---------    ---------
    Total cash and cash equivalents                              17,272       14,812

Securities available for sale                                    40,493       51,331
Securities held to maturity (market value
 of $8,882 in 2007 and $ 4,582 in 2006)                           8,789        4,543
Other securities                                                  1,008        1,008
                                                              ---------    ---------
    Total investment securities                                  50,290       56,882

Loans                                                           174,624      167,228
 Less allowance for loan losses                                  (1,670)      (1,498)
                                                              ---------    ---------
Loans, Net                                                      172,954      165,730

Premises and equipment, net                                       6,353        6,626
Other assets                                                      8,324        7,850
                                                              ---------    ---------
    Total assets                                              $ 255,193    $ 251,900
                                                              =========    =========

LIABILITIES

Deposits

  Noninterest-bearing demand                                  $  37,984    $  39,620
  Interest-bearing deposits                                     187,042      181,745
                                                              ---------    ---------
       Total deposits                                           225,026      221,365

Other liabilities                                                 5,767        5,537
                                                              ---------    ---------
    Total liabilities                                           230,793      226,902

SHAREHOLDERS' EQUITY

Common Stock                                                      3,034        3,099
Surplus                                                          19,509       20,482
Retained Earnings and Accumulated other
  Comprehensive Income/(Loss)                                     1,857        1,417
                                                              ---------    ---------
    Total shareholders' equity                                   24,400       24,998
                                                              ---------    ---------

    Total liabilities and shareholders' equity                $ 255,193    $ 251,900
                                                              =========    =========

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                        Consolidated Statement of Income
                                   (Unaudited)

                             in thousands of dollars
                        Twelve months ended December 31,

                                               2007      2006      2005
INTEREST INCOME
Interest and fees on loans                   $12,977   $12,149   $10,460
Interest on securities:

  Taxable                                      2,054     1,861     2,073
  Tax exempt                                     489       482       571
Other interest income                            660       477       252
                                             -------   -------   -------
  Total interest income                       16,180    14,969    13,356

INTEREST EXPENSE ON DEPOSITS                   5,858     4,672     3,132
                                             -------   -------   -------

NET INTEREST INCOME                           10,322    10,297    10,224
Provision  for loan losses                       275       120       120
                                             -------   -------   -------
NET INTEREST INCOME AFTER PROVISION

  FOR LOAN LOSSES                             10,047    10,177    10,104
                                             -------   -------   -------

NON-INTEREST INCOME

  Service charges and fees                     1,194     1,049       942
  Net realized gains from sale of loans          154       166       256
  Loan servicing fees, net of amortization       127       119       113
  Gain on sale of premises and equipment           0       521         0
  Gain on life insurance                          39         0       300
  Other income                                   190       171       205
                                             -------   -------   -------
    Total noninterest income                   1,704     2,026     1,816
                                             -------   -------   -------

NONINTEREST EXPENSE

  Salaries and benefits                        3,727     3,535     3,303
  Deferred compensation                          311       317       690
  Pension                                        103       239       260
  Hospitalization                                567       591       545
  Occupancy                                    1,152     1,053       913
  Supplies                                       220       222       168
  Marketing                                      191       193       191
  Other expenses                               1,310     1,404     1,322
                                             -------   -------   -------
    Total noninterest expense                  7,581     7,554     7,392
                                             -------   -------   -------

INCOME BEFORE INCOME TAXES                     4,170     4,649     4,528
Income tax expense                             1,082     1,326     1,240
                                             -------   -------   -------
NET INCOME                                   $ 3,088   $ 3,323   $ 3,288
                                             =======   =======   =======

BASIC NET INCOME PER SHARE                   $  2.51   $  2.68   $  2.66
                                             =======   =======   =======